UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________
ION GEOPHYSICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-2286646
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2105 CityWest Blvd., Suite 400
Houston, Texas 77042-2839
(281) 933-3339
(Address, including zip code, of principal executive offices)

AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary
ION Geophysical Corporation
2105 CityWest Blvd., Suite 400
Houston, Texas 77042-2839
(281) 933-3339

(Name, address and telephone number of agent for service)

With copies to:
Robert F. Gray, Jr.
Jeff M. Dobbs
Mayer Brown LLP
700 Louisiana St., Suite 3400
Houston, Texas 77002
(713) 238-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

£	Accelerated filer ☑	£	£

CALCULATION OF REGISTRATION FEE:

719685381.3

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock $0.01 par value(1)	1,000,000 shares	$3.34	$3,340,000	$335.84

(1)
This registration statement also covers an indeterminate number of shares of common stock that may become issuable pursuant to certain anti-dilution adjustment provisions under the registrant’s Amended and Restated 2013 Long-Term Incentive Plan (the “2013 LTIP”) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The shares registered under this registration statement consist of an additional 1,000,000 shares issuable pursuant to the 2013 LTIP.

(3)
The offering price per share and the aggregate offering price have been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sale prices for the registrant’s shares of common stock on February 25, 2016, as reported on the New York Stock Exchange.

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TABLE OF CONTENTS

Page

INTRODUCTORY STATEMENT	1

PART I	1

PART II	1

Item 3. Incorporation of Documents by Reference.	1

Item 4. Description of Securities.	2

Item 5. Interests of Named Experts and Counsel.	2

Item 6. Indemnification of Directors and Officers.	2

Item 7. Exemption From Registration Claimed.	2

Item 8. Exhibits.	2

Item 9. Undertakings.	3

SIGNATURES	5

INDEX TO EXHIBITS	6

EXHIBIT 5.1	7

EXHIBIT 23.1	8

EXHIBIT 23.2	9

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INTRODUCTORY STATEMENT
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by ION Geophysical Corporation (the “Company,” or the “Registrant”) pursuant to General Instruction E to Form S-8 to register an additional 1,000,000 shares of the Company’s common stock, par value $0.01 per share, issuable pursuant to its Amended and Restated 2013 Long-Term Incentive Plan (the “2013 LTIP”). On February 1, 2016, the stockholders of the Company approved amendments to such plan as previously in effect, which, among other things, increased by 1,000,000 the total number of shares of common stock of the Company available for issuance under the plan. The contents of the earlier registration statement on Form S-8 previously filed by the Company with the Securities and Exchange Commission (the “SEC”) and relating to the registration of shares of common stock for issuance under the plan (Form S-8 filed on August 8, 2013, File No. 333-190474) are hereby incorporated by reference in this Registration Statement in accordance with General Instruction E to Form S-8.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information required by Part I of Form S-8 to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents have been filed by the Registrant with the SEC and are incorporated into this Registration Statement by reference:

•
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 11, 2016 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The Registrant’s Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 12, 2016 pursuant to Section 13(a) of the Exchange Act;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on February 16, 2016, to the extent “filed” and not “furnished,” pursuant to Section 13(a) of the Exchange Act; and

•
The description of the Registrant’s common stock, $0.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on October 17, 1994, including any amendments or reports filed for the purposes of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of each such document.
Nothing in this Registration Statement shall be deemed to incorporate information furnished by the Registrant to, but not filed with, the SEC pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein, or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein, modifies or replaces such statement. Any statement so modified or replaced shall not be deemed to constitute a part of this Registration Statement, except as so modified or replaced.
Item 4. Description of Securities.
Not Applicable.

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Item 5. Interests of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.
The General Corporation Law of the State of Delaware (the “DGCL”) permits the Registrant and its stockholders to limit directors’ exposure to liability for certain breaches of the directors’ fiduciary duties, either in a lawsuit on behalf of the Registrant or in an action by stockholders of the Registrant. The Restated Certificate of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
The Amended and Restated Bylaws (the “Bylaws”) of the Registrant provide that the Registrant shall, to the full extent permitted by applicable laws (including the DGCL), indemnify its directors, officers, employees and agents with respect to expenses (including counsel fees), judgments, fines, penalties, other liabilities and amounts incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding to which such person is or was a party, or is or was threatened to be made a party, by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or any of its subsidiaries, or is or was serving at the request of the Registrant or any of its subsidiaries as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws provide that the indemnification provided pursuant to the Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any provision of law, the certificate of incorporation, bylaws, governing documents, any agreement, any vote of stockholders or disinterested directors or otherwise.
The Registrant maintains an officers’ and directors’ liability insurance policy that provides coverage to the officers and directors of the Registrant for certain losses, damages, claims, liabilities and expenses, including certain liabilities that may arise out of this Registration Statement.
Item 7. Exemption From Registration Claimed.
Not Applicable.
Item 8. Exhibits.

4.1	Restated Certificate of Incorporation dated September 24, 2007, filed on September 24, 2007 as Exhibit 3.4 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.2
Certificate of Amendment to the Restated Certificate of Incorporation of ION Geophysical Corporation dated February 2, 2016, filed on February 12, 2016 as Exhibit 3.1 to the Registrant’s Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated herein by reference.

4.3
Certificate of Amendment to the Restated Certificate of Incorporation of ION Geophysical Corporation dated February 4, 2016, filed on February 12, 2016 as Exhibit 3.2 to the Registrant’s Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated herein by reference.

4.4	Amended and Restated Bylaws of ION Geophysical Corporation, filed on September 24, 2007 as Exhibit 3.5 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.5
Certificate of Ownership and Merger merging ION Geophysical Corporation with and into Input/Output, Inc. dated September 21, 2007, filed on September 24, 2007 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.6
Certificate of Rights and Designations of Series D-1 Cumulative Convertible Preferred Stock, dated February 16, 2005, filed on February 17, 2005 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

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4.7
Certificate of Elimination of Series B Preferred Stock dated September 24, 2007, filed on September 24, 2007 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.8
Certificate of Elimination of Series C Preferred Stock dated September 24, 2007, filed on September 24, 2007 as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.9
Certificate of Designation of Series D-2 Cumulative Convertible Preferred Stock dated December 6, 2007, filed on December 6, 2007 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.10
Certificate of Elimination of Series A Junior Participating Preferred Stock dated February 10, 2012, filed on February 13, 2012 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.11
Certificate of Elimination of Series D-1 Cumulative Convertible Preferred Stock dated September 30, 2013, filed on September 30, 2013 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.12
Certificate of Elimination of Series D-2 Cumulative Convertible Preferred Stock dated September 30, 2013, filed on September 30, 2013 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.13
Amended and Restated 2013 Long-Term Incentive Plan, filed on February 12, 2016 as Exhibit 10.39 to the Registrant’s Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated herein by reference.

4.14
Indenture for 8.125% Senior Secured Second Priority Notes due 2018 dated May 13, 2013, filed on May 13, 2013 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

5.1*	Opinion of Mayer Brown LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Ernst & Young LLP.

23.3	Consent of Mayer Brown LLP (included in the opinion of Mayer Brown LLP, filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).
____________

*	Filed herewith
Item 9. Undertakings.
A.    Undertaking to update.
The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change

719685381.3    3

in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.    Filings incorporating subsequent Exchange Act documents by reference.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Undertaking with respect to indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 25, 2016.
ION GEOPHYSICAL CORPORATION

By:    /s/ Jamey S. Seely
    Jamey S. Seely    Executive Vice President, General Counsel and Secretary
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints R. Brian Hanson and Jamey S. Seely, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933 and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933 increasing the amount of securities for which registration is being sought) to this Registration Statement, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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SIGNATURE	TITLE	DATE

/S/ R. BRIAN HANSON	President, Chief Executive Officer and Director	February 25, 2016
R. Brian Hanson	(Principal Executive Officer)

/S/ STEVEN A. BATE	Executive Vice President and Chief Financial Officer	February 25, 2016
Steven A. Bate	(Principal Financial Officer)

/S/ SCOTT SCHWAUSCH	Vice President and Corporate Controller	February 25, 2016
Scott Schwausch	(Principal Accounting Officer)

/S/ JAMES M. LAPEYRE, JR.	Chairman of the Board of Directors and Director	February 25, 2016
James M. Lapeyre, Jr.

/S/ DAVID H. BARR	Director	February 25, 2016
David H. Barr

/S/ HAO HUIMIN	Director	February 25, 2016
Hao Huimin

/S/ MICHAEL C. JENNINGS	Director	February 25, 2016
Michael C. Jennings

/S/ FRANKLIN MYERS	Director	February 25, 2016
Franklin Myers

/S/ S. JAMES NELSON, JR.	Director	February 25, 2016
S. James Nelson, Jr.

/S/ JOHN N. SEITZ	Director	February 25, 2016
John N. Seitz

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INDEX TO EXHIBITS

4.1	Restated Certificate of Incorporation dated September 24, 2007, filed on September 24, 2007 as Exhibit 3.4 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.2
Certificate of Amendment to the Restated Certificate of Incorporation of ION Geophysical Corporation dated February 2, 2016, filed on February 12, 2016 as Exhibit 3.1 to the Registrant’s Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated herein by reference.

4.3
Certificate of Amendment to the Restated Certificate of Incorporation of ION Geophysical Corporation dated February 4, 2016, filed on February 12, 2016 as Exhibit 3.2 to the Registrant’s Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated herein by reference.

4.4	Amended and Restated Bylaws of ION Geophysical Corporation, filed on September 24, 2007 as Exhibit 3.5 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.5
Certificate of Ownership and Merger merging ION Geophysical Corporation with and into Input/Output, Inc. dated September 21, 2007, filed on September 24, 2007 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.6
Certificate of Rights and Designations of Series D-1 Cumulative Convertible Preferred Stock, dated February 16, 2005, filed on February 17, 2005 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.7
Certificate of Elimination of Series B Preferred Stock dated September 24, 2007, filed on September 24, 2007 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.8
Certificate of Elimination of Series C Preferred Stock dated September 24, 2007, filed on September 24, 2007 as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.9
Certificate of Designation of Series D-2 Cumulative Convertible Preferred Stock dated December 6, 2007, filed on December 6, 2007 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.10
Certificate of Elimination of Series A Junior Participating Preferred Stock dated February 10, 2012, filed on February 13, 2012 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.11
Certificate of Elimination of Series D-1 Cumulative Convertible Preferred Stock dated September 30, 2013, filed on September 30, 2013 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.12
Certificate of Elimination of Series D-2 Cumulative Convertible Preferred Stock dated September 30, 2013, filed on September 30, 2013 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

4.13
Amended and Restated 2013 Long-Term Incentive Plan, filed on February 12, 2016 as Exhibit 10.39 to the Registrant’s Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated herein by reference.

4.14
Indenture for 8.125% Senior Secured Second Priority Notes due 2018 dated May 13, 2013, filed on May 13, 2013 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

5.1*	Opinion of Mayer Brown LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Ernst & Young LLP.

23.3	Consent of Mayer Brown LLP (included in the opinion of Mayer Brown LLP, filed as Exhibit 5.1 hereto).

719685381.3     Exhibit 23.2-1

24.1	Power of Attorney (included on the signature page hereto).
____________

*	Filed herewith

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